Exhibit 99.1

Catalent Announces Changes to its Board of Directors

Board of Directors Selects J. Martin Carroll as Next Chair

Executive Chair John Chiminski and Directors Rolf Classon and Peter Zippelius to Retire

SOMERSET, N.J. — December 19, 2022 – Catalent, Inc. (NYSE: CTLT), the global leader in enabling pharma, biotech, and consumer health partners to optimize development, launch, and supply of better patient treatments across multiple modalities, today announced that current board member and lead independent director J. Martin (“Marty”) Carroll has been unanimously selected by its Board of Directors to succeed John Chiminski and serve as Chair following Mr. Chiminski’s retirement.

Mr. Chiminski, who led Catalent for more than 13 years as CEO and was succeeded by Alessandro Maselli on July 1, 2022, will retire from his remaining responsibilities on June 30, 2023, upon completion of his transitional year as Executive Chair of Catalent’s Board of Directors. Director Rolf Classon will also retire from the Board as of the Company’s next annual meeting in October 2023, having reached the Board’s mandatory retirement age, and Director Peter Zippelius, the designee of investors affiliated with Leonard Green & Partners pursuant to a Stockholders’ Agreement with the Company, will retire from the Board at the end of January 2023 in accordance with the terms of that agreement, since those investors no longer own the minimum threshold required for designating a director.

“On behalf of the Catalent Board of Directors and the entire company, I want to thank John for his leadership and countless contributions to our mission to help people live better and healthier lives,” said Mr. Carroll. “John’s vision for, and passionate leadership of, Catalent helped advance our strategy, achieving unprecedented performance, growth, and value-creation, while positioning our company as a leading player in the CDMO industry.”

“The Board would also like to thank Rolf and Pete for their service,” added Mr. Carroll. “Rolf was a highly valued member of our board for the last eight years, and his guidance and deep industry insights have proven invaluable to Catalent’s leadership and his fellow board members. Few healthcare sector leaders have the depth and breadth of experience that Rolf possesses. Pete has also been a valuable Board member, serving during a period when Catalent’s biologics assets have undergone substantial growth and change, creating a true leader in the field.”

“It has been an honor to serve Catalent both operationally and at the Board level for so many years, and I am immensely proud of our many accomplishments during that time,” said Mr. Chiminski. “I thank all of our Catalent colleagues for their tireless dedication and commitment to putting patients first, and I look forward to supporting Marty and the Board with a smooth transition, while following the company’s continued success well into the future.”

“I’ve been privileged to serve on Catalent’s board during this time of extraordinary growth and through the challenges of the global pandemic,” said Mr. Classon. “It has been deeply rewarding to work alongside such a diverse, talented board and serve a company that positively impacts the lives of millions of patients around the world.”

Mr. Zippelius said, “I am grateful to have had the opportunity to serve on the Catalent Board of Directors and that the Leonard Green team helped make possible a significant expansion of Catalent’s capabilities. Catalent has built an extraordinary business and continues to have significant opportunities in front of it.”

Mr. Carroll added, “I appreciate our board’s confidence in me, and I am excited to continue working with Alessandro, the leadership team, and our directors to further optimize our core businesses and continue to build a uniquely positioned platform for long-term growth and value-creation. These changes represent Catalent’s commitment to ongoing board refreshment, and I am confident that the company has the right teams in place to execute on our strategic objectives while enhancing value for our shareholders.”

Following the retirements of Messrs. Chiminski, Classon, and Zippelius, the Board will be reduced to 11 directors, including 9 independent members, 3 female members, and 2 ethnically or racially diverse members.

About Marty Carroll

Mr. Carroll has served on Catalent’s board since July 2015 and has been its lead independent director since October 2021. Before that, he served as president and CEO of Boehringer Ingelheim Corporation and of Boehringer Pharmaceuticals, Inc. from 2003 until 2011 and as head, corporate strategy and development of Boehringer Ingelheim GmbH from 2012 until his retirement in 2013. In addition, he served as a director of Boehringer Ingelheim Corporation from 2003 until December 2012. Prior to that, Mr. Carroll worked at Merck & Company, Inc. for over 25 years. Mr. Carroll has been chairperson of the board of directors of Esperion Therapeutics since June 2022. He has also served as a director of numerous other life sciences companies, including: Durata Therapeutics, Inc., Vivus, Inc., Therapeutics MD, Mallinckrodt plc, and Inotek.

About Catalent

Catalent is the global leader in enabling pharma, biotech, and consumer health partners to optimize product development, launch, and full life-cycle supply for patients around the world. With broad and deep scale and expertise in development sciences, delivery technologies, and multi-modality manufacturing, Catalent is a preferred industry partner for personalized medicines, consumer health brand extensions, and blockbuster drugs. Catalent helps accelerate over 1,000 partner programs and launch over 150 new products every year. Its flexible manufacturing platforms at over 50 global sites supply around 80 billion doses of nearly 8,000 products annually. Catalent’s expert workforce of approximately 18,000 includes more than 3,000 scientists and technicians. Headquartered in Somerset, New Jersey, the company generated nearly $5 billion in revenue in its 2022 fiscal year. For more information, visit www.catalent.com.

Forward-Looking Statements

This release contains both historical and forward-looking statements. All statements other than statements of historical fact, are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally can be identified by the use of phrases such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “plan,” “project,” “predict,” “hope,” “foresee,” “likely,” “may,” “could,” “target,” “will,” “would,” or other words or phrases with similar meanings. Similarly, statements that describe Catalent’s objectives, plans, or goals are, or may be, forward-looking statements. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could vary materially from Catalent’s expectations and projections. Some of the factors that could cause actual results to differ include, but are not limited to, the following: the current or future effects of the COVID-19 pandemic or any global health developments on Catalent’s or its customers’ or suppliers’ businesses; participation in a highly competitive market and increased competition that may adversely affect Catalent’s business; demand for its offerings, which depends in part on its customers’ research and development and the clinical and market success of their products; product and other liability risks that could adversely affect Catalent’s results of operations, financial condition, liquidity and cash flows; failure to comply with existing and future regulatory requirements; failure to provide quality offerings to customers could have an adverse effect on Catalent’s business and subject it to regulatory actions and costly litigation; problems providing the highly exacting and complex services or support required; global economic, political and regulatory risks to Catalent’s operations, including risks from rising inflation, disruptions to global supply chains, or from the Ukrainian-Russian war; inability to enhance existing or introduce new technology or service offerings in a timely manner; inadequate patents, copyrights, trademarks and other forms of intellectual property protections; fluctuations in the costs, availability, and suitability of the components of the products Catalent manufactures, including active pharmaceutical ingredients, excipients, purchased components and raw materials; changes in market access or healthcare reimbursement in the United States or internationally; fluctuations in the exchange rate of the U.S. dollar against other currencies; adverse tax legislative or regulatory initiatives or challenges or adjustments to Catalent’s tax positions; loss of key personnel; risks generally associated with information systems; inability to complete any future acquisition or other transaction that may complement or expand its business or divest of non-strategic businesses or assets and difficulties in successfully integrating acquired businesses and realizing anticipated benefits of such acquisitions; risks associated with timely and successfully completing, and correctly anticipating the future demand predicted for, capital expansion projects at existing facilities; offerings and customers’ products that may infringe on the intellectual property rights of third parties; environmental, health, and safety laws and regulations, which could increase costs and restrict operations; labor and employment laws and regulations or labor difficulties, which could increase costs or result in operational disruptions; additional cash contributions required to fund Catalent’s existing pension plans; substantial leverage that may limit its ability to raise additional capital to fund operations and react to changes in the economy or in the industry; and exposure to interest-rate risk to the extent of its variable-rate debt preventing it from meeting its obligations under its indebtedness. For a more detailed discussion of these and other factors, see the information under the caption “Risk Factors” in Catalent’s Annual Report on Form 10-K for the fiscal year ended June 30, 2022, filed August 29, 2022. All forward-looking statements speak only as of the date of this release or as of the date they are made, and Catalent does not undertake to update any forward-looking statement as a result of new information or future events or developments except to the extent required by law.

More products. Better treatments. Reliably supplied.™

Investor Contact:

Paul Surdez, Catalent, Inc.

(732) 537-6325

investors@catalent.com

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